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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the following Registration Statements of our report dated February 26, 2002, (except Note 4, as to which the date is March 1, 2002) and to the use of our report included in the Annual Report on Form 10-K of GulfMark Offshore, Inc. with respect to the consolidated financial statements included in this Form 10-K.

Form                                Description

S-3      Shelf registration and prospectus for $125,000,000 (no. 333-44696)

S-4 GulfMark Offshore, Inc. Offer to Exchange 8 3/4% Senior Note, Due 2008 for all Outstanding 8 3/4% Senior Note, Due 2008 (No. 333-59415)

S-8 Amended and Restated 1993 Non-Employee Director Stock Option Plan, the 1987 Stock Option Plan and the Non-Employee Director Stock Options (No. 333-33719)

S-8      GulfMark Offshore, Inc. 1997 Incentive Equity Plan (No. 333-57294)




                                                ERNST & YOUNG LLP


Houston, Texas
March 8, 2002